UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2024

Henry Schein, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27078	11-3136595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Duryea Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HSIC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2024, at the Henry Schein, Inc. (the “Company”) 2024 Annual Meeting of Stockholders (the “Annual Meeting”), the Company’s stockholders approved the amendment and restatement of the Henry Schein, Inc. 2020 Stock Incentive Plan (the “2020 Stock Incentive Plan”), renamed the Henry Schein, Inc. 2024 Stock Incentive Plan (the “2024 Stock Incentive Plan”). The amendment and restatement incorporates the following changes:

•

Increase of the Aggregate Share Reserve. The aggregate share reserve was increased by an additional 4,800,000 shares of common stock for a maximum total share reserve of 75,742,657 shares of common stock under the 2024 Stock Incentive Plan, subject to antidilution adjustments set forth in the 2024 Stock Incentive Plan.

•

Increase of Individual Participant Limitations. The 2024 Stock Incentive Plan’s individual participant annual limitation on shares of common stock subject to any type of award under the 2024 Stock Incentive Plan was increased to a maximum of 750,000 shares of common stock, subject to antidilution adjustments set forth in the 2024 Stock Incentive Plan.

•	Extend the Term. The term of the 2024 Stock Incentive Plan was extended until March 31, 2034 (the 2020 Stock Incentive Plan was scheduled to expire on March 31, 2030).

•

Clawbacks: The 2024 Stock Incentive Plan was amended to clarify that any awards granted pursuant to the 2024 Stock Incentive Plan are subject to the terms and conditions of (i) the Company’s Incentive Compensation Recoupment Policy, effective as of February 1, 2016, (ii) the Company’s Dodd-Frank Clawback Policy, effective as of December 1, 2023 and (iii) any other clawback and/or recoupment policy approved by the Board of Directors of the Company from time to time, in each case, as amended from time to time and to the extent set forth in each applicable policy.

In addition, the Board of Directors of the Company also adopted certain other minor clarifying amendments to the 2024 Stock Incentive Plan, which do not require stockholder approval, to reflect developments in applicable law and equity compensation practices.

The foregoing summary of the 2024 Stock Incentive Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 2024 Stock Incentive Plan, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders considered: (1) a proposal to consider approval of the election of thirteen directors of the Company for terms expiring in 2025; (2) a proposal to consider amending and restating the 2020 Stock Incentive Plan (to be renamed the 2024 Stock Incentive Plan); (3) a proposal to consider approval, by non-binding vote, of the 2023 compensation paid to the Company’s Named Executive Officers (as defined in the proxy statement) (commonly known as a “say-on-pay” proposal); and (4) a proposal to consider the ratification of the selection of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2024. The voting results at the Annual Meeting, with respect to each of the matters described above, are set forth below.

1.	The thirteen directors of the Company were elected to serve for terms expiring in 2025 based upon the following votes:

	For	Against	Abstain	Broker Non-Votes
Mohamad Ali	113,889,137	1,530,281	87,272	5,595,916
Stanley M. Bergman	105,036,640	10,076,387	393,663	5,595,916
Deborah Derby	111,379,251	4,055,144	72,295	5,595,916
Carole T. Faig	113,896,008	1,539,068	71,614	5,595,916
Joseph L. Herring	114,412,564	1,009,834	84,292	5,595,916
Kurt P. Kuehn	113,714,791	1,707,570	84,329	5,595,916
Philip A. Laskawy	101,874,674	13,235,174	396,842	5,595,916
Anne H. Margulies	114,746,966	688,131	71,593	5,595,916
Mark E. Mlotek	113,865,228	1,561,667	79,795	5,595,916
Carol Raphael	114,512,998	921,528	72,164	5,595,916
Scott Serota	114,861,772	571,388	73,530	5,595,916
Bradley T. Sheares, Ph.D.	109,221,411	6,217,216	68,063	5,595,916
Reed V. Tuckson, M.D., FACP	114,800,620	623,788	82,282	5,595,916

2.	The amendment and restatement of the 2020 Stock Incentive Plan (to be renamed the 2024 Stock Incentive Plan) was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
103,389,108	12,007,164	110,418	5,595,916

3.	The 2023 compensation paid to the Company’s Named Executive Officers, commonly known as the “say-on-pay” proposal, was approved, by non-binding vote, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
101,447,636	13,912,806	146,248	5,595,916

4.	The appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2024 was ratified based upon the following votes:

For	Against	Abstain
114,746,691	6,236,274	119,641

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Henry Schein, Inc. 2024 Stock Incentive Plan, as amended and restated effective as of May 21, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC. (Registrant)

Date: May 24, 2024	By:	/s/ Kelly Murphy
Kelly Murphy
Senior Vice President and General Counsel